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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT:

    As of December 31, 2002, the Registrant has subsidiaries carrying on the same line of business as the Registrant as follows:

                                                              INCORPORATION/
                                                                 STATE OF
NAME                                                           ORGANIZATION
----                                                          --------------
Keystone Operating Partnership, L.P.........................     Delaware
RROP, L.L.C.................................................    New Jersey
McBride Properties..........................................    New Jersey
New Jersey Associates.......................................    New Jersey
UFSC, L.L.C.................................................    New Jersey
FLIP/BRE II, Inc............................................    New Jersey
REA/SPC II, Inc.............................................    New Jersey
Keystone Realty Services, Inc...............................   Pennsylvania
Winchester Corporate Center GP Corp.........................   Pennsylvania
Keystone American DE L.P....................................     Delaware
Keystone American DE 1, Inc.................................     Delaware
American DE/SPE 2, Inc......................................     Delaware
American DE/SPE 3, Inc......................................     Delaware
American DE/SPE 4, Inc......................................     Delaware
21 Roadway, L.P.............................................   Pennsylvania
Keystone Roadway Partners GP, LLC...........................   Pennsylvania
RMOP GP, LLC................................................     Delaware
Keystone Lemoyne Partners GP, LLC...........................   Pennsylvania
Keystone Lemoyne Partners, L.P..............................   Pennsylvania
Keystone New Jersey, L.P....................................     Delaware
400 Cabot Drive, LLC........................................    New Jersey
4 Applegate, LLC............................................    New Jersey
Henderson Drive, LLC........................................     Delaware
Stults, LLC.................................................     Delaware
Nixon Park, LLC.............................................     Delaware
PF (OHIO) One, LLC..........................................     Delaware
PF (OHIO) Two, LLC..........................................     Delaware
Keystone Cranbury West, LLC.................................     Delaware
Keystone Cranbury East, LLC.................................     Delaware
First Point Associates, LLC.................................     Indiana
Keystone Independence LP....................................     Delaware
Keystone Independence II LP.................................     Delaware
Keystone Oak, LP............................................     Delaware
Keystone Oak I, LP..........................................     Delaware
Keystone Property Holdings Incorporated.....................     Delaware
Keystone Greenville Urban Renewal, LLC......................    New Jersey
Keystone Greenville, LLC....................................     Delaware
Keystone Independence, LLC..................................     Delaware
Keystone Nocha Investor, LLC................................     Delaware
Keystone Oak, LLC...........................................     Delaware
MBP/BRE, L.L.C..............................................    New Jersey
NJA/BRE, L.L.C..............................................    New Jersey